UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 28, 2022
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, rhode island 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Loan and Security Agreement. On January 28, 2022, the Company and its subsidiary, Summer Infant (USA), Inc. (“Summer USA”), as borrowers, entered into a Loan and Security Agreement among the Company and Summer USA. as borrowers, the guarantors from time to time party thereto, certain financial institutions as lenders (“Lenders”), and Wynnefield Capital, Inc., as agent for the lenders (the “New Loan Agreement”). The Lenders, Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I, are existing stockholders of the Company and, together with affiliates, beneficially own approximately 35% of the Company’s outstanding common stock, and an employee of Wynnefield Capital, Inc., Stephen Zelkowicz, serves on the Company’s Board of Directors (the “Board”). Because the New Loan Agreement is a related party transaction, it was reviewed and approved by the Audit Committee of the Board.

The New Loan Agreement provides for a second lien, subordinated term loan in an amount up to $5 million, with requests for the funding of tranches limited to every 30 days (the “Loan”). At the time of a funding request, Availability (as defined in the Third Amended and Restated Loan Agreement with Bank of America, N.A. (as amended, the “BofA Agreement”)) must be either (i) equal or less than $6.0 million in the 30 days immediately preceding the request date or (ii) on the date of request and on the date of borrowing, equal or less than $3.0 million. The initial funding tranche may be in an amount of up to $2.0 million, and subsequent tranches may not exceed $1.00 million. The Company requested and received an initial funding of $2.0 million at closing of the New Loan Agreement.

Borrowings under the New Loan Agreement will bear interest at a rate of 5.0% per annum until January 27, 2024, and thereafter at a rate of 9.0% per annum, payable in arrears on a quarterly basis. The principal amount of any borrowing will be repaid quarterly in installments equal to 2.5% of the highest amount of borrowings outstanding under the New Loan Agreement during the applicable quarter, commencing on July 1, 2022 and continuing until the maturity date of April 19, 2026. In addition, the Company will be required to make prepayments on any outstanding borrowings under the New Loan Agreement in an amount equal to 50% of the average excess amount of Availability for the prior 30 days in excess of $10.0 million and so long as (i) before and after giving effect to such mandatory prepayment, no default or event of default has occurred or will occur as a result of the payment, and (ii) before and after giving effect to the payment there is at least $10.0 million of Availability.

Borrowings under the New Loan Agreement are secured by a second lien on substantially all of the assets of the Company, and are subordinated to the Company’s obligations under the BofA Agreement. The New Loan Agreement contains customary affirmative and negative covenants and events of default substantially the same as the BofA Agreement.

The foregoing summary of the New Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to BofA Agreement. On January 28, 2022, the Company and Summer USA, as borrowers, entered into Amendment No. 1 to the Third Amended and Restated Loan and Security Agreement among the Company and Summer Infant (USA), Inc. as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders (the “BofA Amendment”).

The BofA Amendment amends the terms of the Third Amended and Restated Loan and Security Agreement to permit the New Loan Agreement and to modify certain covenants to provide additional flexibility to the Company in light of ongoing supply chain challenges. The BofA Amendment, among other things:

•	revises the definition of EBITDA to allow the add-back of costs and expenses associated with the New Loan Agreement;

•	includes a cross default against the New Loan Agreement;

•	modifies the fixed charge coverage ratio covenant to provide that the ratio shall be at least 1.00 to 1.00 as of the last day of each fiscal month commencing December 31, 2022;

•	reflects temporary increase through April 2, 2022 in (i) the maximum percentage of accounts owing from Amazon that may be included as eligible accounts in the borrowing based from 45% to 55%, and (ii) the maximum portion of the borrowing base that is attributable to eligible in-transit inventory from $7.0 million to $11.0 million;

•	removes references to LIBOR and replaces them with the Bloomberg Short-Term Bank Yield (“BSBY”) Index rate administered by Bloomberg;

•	adds a new minimum availability requirement of $3.0 million at all times; and

•	adds a new minimum EBITDA requirement to be maintained on a rolling monthly basis beginning on April 2, 2022.

The foregoing summary of the BofA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, on January 28, 2022, the Company and Summer USA entered into the New Loan Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the New Loan Agreement is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

Number	Description
10.1*	Amendment No. 1 to the Third Amended and Restated Loan and Security Agreement, dated as of January 28, 2022, among Summer Infant, Inc. and Summer Infant (USA), Inc. as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as agent for the lenders

10.2*	Loan and Security Agreement, dated as of January 28, 2022, among Summer Infant, Inc. and Summer Infant (USA), Inc. as borrowers, the guarantors from time to time party thereto, the financial institutions from time to time party thereto as lenders, and Wynnefield Capital, Inc., as agent and security trustee for the lenders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted for confidential treatment pursuant to Regulation K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: January 31, 2022	By:	/s/ Bruce Meier
Bruce Meier
Interim Chief Financial Officer